UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective April 7, 2025 Edgemode, Inc. (the “Company”) entered into a Share Exchange Agreement by and among the Company, Synthesis Analytics Production Ltd. and Adler Capital Limited (the “SEA”) and an Employment Agreement between the Company and Mr. Niclas Adler (the “Employment Agreement”). The Employment Agreement was subsequently terminated. The Company has recently discovered that Synthesis Analytics Production Ltd. and Adler Capital Limited breached material representations and warranties under the SEA. Pursuant to a letter dated December 8, 2025, the Company intends to seek rescission of the SEA and rescind the shares of Company common stock issued to Adler Capital Limited issued pursuant to the SEA and terminate an option to purchase common stock issued to Mr. Adler under the Employment Agreement. Among other material breaches, without limitation, the Company has discovered that the real property and material assets of Synthesis Analytics Production Ltd. were encumbered at the time of the closing of the SEA and remain encumbered and subject to liens.

Additionally, as a result of the Company’s intention to rescind the SEA, that certain Master Services Agreement entered into on January 21, 2025 with Cudo Ventures Ltd. was terminated and the Company is obligated to refund the deposit paid thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth below under Item 5.02 regarding the issuance of the Conversion Shares (as defined below) to the officers and directors of the Company is incorporated herein by reference. Each of the officers is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), and the Company issued the securities in reliance upon an exemption from registration contained in Section 3(a)(9) under the Act. The securities contain a legend restricting their transferability absent registration or applicable exemption.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the respective employment agreements of Charles Faulkner and Simon Wajcenberg, Mr. Faulkner and Mr. Wajcenberg each have accrued salaries of $386,000 as of October 31, 2025 (each an “Accrued Salary” and collectively, the “Accrued Salaries”). On December 10, 2025 (the “Effective Date”), in full satisfaction of the entirety of the Accrued Salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company issued 1 share of Series D Preferred Stock (the “Conversion Shares”) to each of Charles Faulkner and Simon Wajcenberg (the “Share Conversions”).

The foregoing descriptions of the Share Conversions are qualified in their entirety by the full text of each conversion letter agreement, which are filed herewith as Exhibits 10.1 and 10.2.

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Item 5.03 Amendments to Articles of or Bylaws; Change in Fiscal Year.

On December 10, 2025, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series D Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the Company’s Board of Directors designated a new series of the Company’s preferred stock, the Series D Preferred Stock, par value $0.001 per share. The Certificate of Designation authorized the Company to issue 2 shares of Series D Preferred Stock.

Pursuant to the Certificate of Designation, holders of Series D Preferred Stock are entitled to vote together with the holders of common stock on all matters submitted to a vote of shareholders and each share of Series D Preferred Stock entitles the holder to voting power equal to 25.5% of the issued and outstanding shares of the Company’s common stock.

The foregoing description of the Certificate of Designation and Series D Preferred Stock does not purport to be complete and is qualified in its entirety by the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Designation of Series D Preferred Stock				Filed
10.1	Simon Wajcenberg Conversion Letter Agreement dated December 10, 2025				Filed
10.2	Charles Faulkner Conversion Letter Agreement dated December 10, 2025				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: December 11, 2025	By:	/s/ Charlie Faulkner
	Name:	Charlie Faulkner
	Title:	Chief Executive Officer

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